Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated January 23, 2023 with respect to the Common Shares, no par value, of i-80 Gold Corp., a corporation organized under the laws of British Columbia, Canada, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: January 23, 2023

WATERTON NEVADA SPLITTER, LLC

By:	/s/ Isser Elishis
	Name:	Isser Elishis
	Title:	Manager

WATERTON NEVADA SPLITTER II, LLC

By:	/s/ Richard Wells
	Name:	Richard Wells
	Title:	Manager

WATERTON PRECIOUS METALS FUND II CAYMAN, LP

By:	Waterton Global Resource Management, LP, its general partner

By:	Waterton Global Resource Management Cayman Corp., its general partner

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

WATERTON GLOBAL RESOURCE MANAGEMENT, LP

By:	Waterton Global Resource Management Cayman Corp., its general partner

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

WATERTON GLOBAL RESOURCE MANAGEMENT CAYMAN CORP.

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

WATERTON MINING PARALLEL ONSHORE MASTER, LP

By:	Waterton Mining Parallel Fund GP Corp., its general partner

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

WATERTON MINING PARALLEL FUND GP CORP.

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

WATERTON GLOBAL RESOURCE MANAGEMENT, INC.

By:	/s/ Richard J. Wells
	Name:	Richard J. Wells
	Title:	Chief Financial Officer

/s/ Cheryl Brandon
CHERYL BRANDON

/s/ Isser Elishis
ISSER ELISHIS

/s/ Kalman Schoor
KALMAN SCHOOR

/s/ Kanwaljit Toor
KANWALJIT TOOR

/s/ Richard J. Wells
RICHARD J. WELLS